                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                        [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             DRS TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5) Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     1) Amount previously paid:

     2) Form, Schedule or Registration Statement no.:

     3) Filing Party:

     4) Date Filed:

[DRS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD AUGUST 8, 2001

To the Stockholders of
DRS TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of DRS Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Hilton Parsippany, One Hilton Court, Parsippany, New Jersey 07054, at 10:00 A.M., local time, on Wednesday, August 8, 2001, for the following purposes:

     (1) To elect four Class III directors, each to hold office for a term of three years;

     (2) To consider and vote upon a proposal to ratify and approve the designation of KPMG LLP as the independent certified public accountants for the Company;

     (3) To consider and vote upon an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares; and

     (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 19, 2001 are entitled to notice of and to vote at the Meeting and any adjournment thereof.


                                           By Order of the Board of Directors,
                                           DRS Technologies, Inc.

                                           /s/ NINA LASERSON DUNN

                                           NINA LASERSON DUNN
                                           Secretary

Parsippany, New Jersey
June 27, 2001

                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Meeting, please vote as soon as possible. To vote your shares, call the toll-free telephone number or use the Internet as described in the instructions on your proxy card, or complete, sign, date and return your proxy card. Voting over the Internet, by telephone or by written proxy will assure that your vote is counted at the Meeting if you do not attend in person.

[DRS LOGO]

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 8, 2001

     This proxy statement and the accompanying proxy are to be mailed to holders of Common Stock, $.01 par value (the "Common Stock"), of DRS Technologies, Inc. (the "Company"), commencing on or about July 6, 2001 in connection with the solicitation of proxies by the Board of Directors (the "Board") for the 2001 Annual Meeting of Stockholders (the "Meeting") of the Company to be held Wednesday, August 8, 2001, at 10:00 A.M., local time, at the Hilton Parsippany, One Hilton Court, Parsippany, New Jersey 07054.

     The Board has fixed the close of business on June 19, 2001 as the record date for determining the stockholders of the Company entitled to vote at the Meeting. As of May 31, 2001, the Company had outstanding 12,113,920 shares of Common Stock.

VOTING AND REVOCATION OF PROXIES

     If a proxy is properly submitted by a stockholder and is not revoked, the persons named on the proxy card, or their substitutes, will vote the shares of Common Stock represented thereby in accordance with the stockholder's directions. Stockholders are urged to grant or withhold authority to vote for the nominees for election as directors and to specify their choice between approval or disapproval of, or abstention with respect to, any other matter by marking the appropriate boxes on the proxy. If a proxy is submitted without instructions marked on it, it will be voted for the nominees named on the card and as recommended by the Board with respect to other matters.

     The delivery of a proxy does not affect the right of a stockholder to attend the Meeting and vote in person. A stockholder giving a proxy may revoke it at any time before it is voted by giving written notice of its revocation to the Secretary of the Company at the address indicated above, by executing and delivering to the Company another proxy dated after the proxy to be revoked or by attending the Meeting and voting in person.

VOTING RIGHTS

     The holders of Common Stock are entitled to one vote for each share held on the record date to elect directors and one vote per share on all matters for which a vote of stockholders is required by Delaware law. The presence at the Meeting, in person or by proxy, of a majority of the shares of the Common Stock shall constitute a quorum for the election of directors and for the transaction of other business at the Meeting.

                              ELECTION OF DIRECTORS

     The Board is divided into three classes: Class I directors, Class II directors and Class III directors. The members of one of the three classes of directors are elected each year. Such directors hold office for three-year terms and until their successors are elected and qualified. The Board is currently comprised of ten directors. The stockholders will elect four Class III directors at the Meeting.

     If a quorum of stockholders is present in person or by proxy at the Meeting, the holders of Common Stock will elect directors by a plurality of the votes cast by such holders. A proxy that has properly withheld authority with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The Class I directors, Messrs. Mark S. Newman, Donald
C. Fraser and Steven S. Honigman, will continue to serve until the expiration of their terms in 2002. The Class II directors, Messrs. Mark N. Kaplan and Ira Albom and General Dennis J. Reimer, will continue to serve until the expiration of their terms in 2003.

     Set forth below is certain information concerning the persons nominated by the Board for election at the Meeting, as well as the directors whose terms of office will continue after the Meeting, including their ages, any positions held with the Company and its subsidiaries, and their business experience. If any of the nominees listed below are unavailable to stand for election, an event which is not anticipated, the proxies named on the relevant proxy card may vote for a substitute nominee(s) chosen by the Board.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

     Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following persons as Class III directors for three-year terms of office expiring at the 2004 Annual Meeting of Stockholders of the Company:

     RADM STUART F. PLATT, USN (Ret.)--
     Former President and Chief Executive Officer, Western Marine Electronics Company

     Admiral Platt, age 67, became a director of the Company in 1991. From May 1994 until 1999, he served as a Vice President of the Company and also as the President of the Company's Data Systems Group. Admiral Platt also served as President of DRS Precision Echo, Inc., a wholly owned subsidiary of the Company, from July 1992 to August 1998. He currently is Chairman of The Wornick Company, a producer of combat rations for the Department of Defense, Discover RV, an Arizona based dealer network company and CDCOM, a Washington State based data storage company. Admiral Platt held various high level positions as a military officer in the Department of the Navy, retiring as Competition Advocate General of the Navy in 1987. He also serves as Chairman of The Historic Battleship Society and Hydro Wing Hawaii.

     WILLIAM F. HEITMANN--
     Sr. Vice President and Treasurer, Verizon Communications, Inc.

     Mr. Heitmann, age 52, became a director of the Company in February 1997. Mr. Heitmann has been employed by Verizon Communications, Inc. since its formation in June 2000 through the merger of Bell Atlantic Corp. and GTE Corp. He was employed by Bell Atlantic Corp. and its predecessors since 1971, serving as a Vice President from 1996 and as Treasurer from June 1999. Previously, he was President and Chief Investment Officer of NYNEX Asset Management Company and President of NYNEX Credit Company. Mr. Heitmann serves as Chairman of Verizon Capital Corp. and Exchange Indemnity Corp. He is a member of the Real Estate Advisory Board of the New York Common Fund and The Financial Executives Institute and a director of the New York City chapter.

     ERIC J. ROSEN--
     Managing Director, Onex Investment Corp.

     Mr. Rosen, age 40, became a director of the Company in August 1998. He is a Managing Director of Onex Investment Corp. and has been with Onex Investment Corp. since 1989. Previously, he worked at Kidder, Peabody & Co. in both the Mergers and Acquisitions and Merchant Banking Groups. Mr. Rosen also serves as a director of Dura Automotive Systems. Mr. Rosen and Mark S. Newman, the Chairman of the Board, President and Chief Executive Officer of the Company, are first cousins.

     C. SHELTON JAMES--
     President, C.S. James and Associates

     Mr. James, age 61, became a director of the Company in February 1999. Mr. James is currently President of C.S. James and Associates, business advisors, and has served in that position since May 2000. Until June 1999 he served as President of Fundamental Management Corporation, an investment management company. Mr. James was Chairman of the Board of Elcotel, Inc., a public communications company, until February 2000. He serves as a director of Concurrent Computer Systems, Inc., SK Technologies, CSPI, Inc. and Technisource, Inc.

     CLASS I DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY

     MARK S. NEWMAN--
     Chairman of the Board, President and Chief Executive Officer of the Company

     Mr. Newman, age 51, became a director of the Company in 1988. Mr. Newman, who has been employed by the Company since 1973, was named Vice President-Finance, Chief Financial Officer and Treasurer in 1980 and
     Executive Vice President in 1987. In May 1994, Mr. Newman became the President and Chief Executive Officer of the Company and, in August 1995, he became Chairman of the Board. Mr. Newman is a director of Congoleum Corporation, the American Electronics Association and the New Jersey Technology Council.

     THE HONORABLE DR. DONALD C. FRASER--
     Professor, Boston University

     Dr. Fraser, age 60, became a director of the Company in 1993. He currently serves as Director of the Boston University Photonics Center and as Professor of Engineering and Physics at such university. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense,
     Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He also served as Deputy Director of Operational Test and Evaluation for Command, Control, Communication and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communication, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and, from 1988 to 1990, as its Executive Vice President.

     THE HONORABLE STEVEN S. HONIGMAN--
     Partner, Thelen Reid & Priest LLP

     Mr. Honigman, age 53, became a director of the Company in 1998. Mr. Honigman has been a partner of the law firm of Thelen Reid & Priest LLP since August 1998. Previously, Mr. Honigman served as General Counsel to the Department of the Navy for five years. As chief legal officer of the Department of the Navy and the principal legal advisor to the Secretary of the Navy, Mr. Honigman was recognized as a leader in acquisition reform, procurement related litigation and the accomplishment of national security objectives in the context of environmental compliance. He also exercised Secretariat oversight of the Naval Criminal Investigative Service and served as the Department's Designated Agency Ethics Officer and Contractor Suspension and Debarment Official. For his service, Mr. Honigman received the Department of the Navy Distinguished Public Service Award. Prior to that, he was a partner of the law firm of Miller, Singer, Raives & Brandes. Mr. Honigman is a director of The Wornick Company, a producer of combat rations for the Department of Defense.

     CLASS II DIRECTORS CONTINUING IN OFFICE FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY

     MARK N. KAPLAN--
     Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP

     Mr. Kaplan, age 71, became a director of the Company in 1986. Mr. Kaplan was a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 to 1998 and is now of counsel to the firm. Mr. Kaplan also serves as a director of American Biltrite Inc., auto-by-tel.com, inc., Grey Advertising Inc., REFAC Technology Inc., Congoleum Corporation and Volt Information Sciences, Inc.

     IRA ALBOM--
     Senior Vice President, Teleflex, Inc.

     Mr. Albom, age 72, became a director of the Company in February 1997. Mr. Albom has been employed since 1977 by Teleflex, Inc., a defense and aerospace company, and has been Senior Vice President of Teleflex since 1987. Mr. Albom has over forty years of operations and management experience in the defense and aerospace industry. Since 1987, he has been actively involved in leading diligence teams and negotiating terms of mergers and acquisitions, as well as negotiating major contracts for Teleflex's Defense/Aerospace Group. Mr. Albom also serves as a director of Klune Industries, Inc.

     GENERAL DENNIS J. REIMER, USA (Ret.)--
     Director, National Memorial Institute for the Prevention of Terrorism

     General Reimer, age 62, became the Director of the National Memorial Institute for the Prevention of Terrorism, located in Oklahoma City, OK on April 1, 2000. General Reimer served as the 33rd Chief of Staff, U.S. Army from June 20, 1995 until June 21, 1999. Prior to that he was Commanding General of United States Army Forces Command, Fort McPherson, Georgia. From August 1, 1999 until March 31, 2000 General Reimer served as Distinguished Fellow of the Association of the U.S. Army. He is a member of the Editorial Board of the Armed Forces Journal. General Reimer also serves as a director of Microvision, Inc., Mutual of America and Plato Learning, Inc.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
                     VOTE FOR THE ELECTION OF THE NOMINEES.

      RATIFYING THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed KPMG LLP ("KPMG") as independent public accountants of the Company for the year ending March 31, 2002. If a majority of votes cast at the Meeting is not voted for ratification of this selection of auditors, the Board of Directors of the Company will reconsider its appointment of KPMG as independent certified public accountants for the year ending March 31, 2002.

     The Company has been advised by KPMG that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by KPMG for fiscal year ended March 31, 2001:

     Audit fees: Audit fees billed to the Company by KPMG in connection with KPMG's review and audit of the Company's annual financial statements for the year ended March 31, 2001 and KPMG's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended March 31, 2001 totaled $640,000.

     Financial Information Systems Design and Implementation Fees: The Company did not engage KPMG to provide advice to the Company regarding financial information systems design and implementation during the year ended March 31, 2001.

     All Other Fees: Fees billed to the Company by KPMG during the year ended March 31, 2001 for all other non-audit services rendered to the Company totaled approximately $592,000.

     KPMG will have a representative at the Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
              STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT
                OF THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


               AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

     The  Company's  Certificate  of  Incorporation   currently  authorizes  the
issuance of 20,000,000 shares of Common Stock with a par value of one cent ($.01) per share, and 2,000,000 shares of preferred stock, with a par value of ten dollars ($10.00) per share. In June 2001, the Board of Directors adopted a resolution proposing that Article FOURTH of the Amended and Restated Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 30,000,000, subject to stockholder approval of the amendment. As of May 31, 2001, 12,113,920 shares of Common Stock were issued and outstanding and approximately 2,613,580 shares were reserved for issuance under the Company's 1996 Omnibus Plan and other agreements.

     The Board of Directors believes that the proposed change is advisable for several reasons. The availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to make acquisitions through the use of stock, to raise equity capital, to adopt additional employee benefit plans, to reserve additional shares for issuance under such plans and under plans of acquired companies and for other corporate purposes. The Company has no current plans to use the additional shares in connection with a merger or other business combination.

     The relative rights and limitations of the Common Stock would remain unchanged under the proposed amendment. The Company's stockholders do not currently have preemptive rights with respect to Common Stock. Thus, if the Board of Directors determines to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. If the Board of Directors determines to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share and voting power of current stockholders.

     If the proposed amendment is adopted it will become effective upon filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. However, if the Company's stockholders approve the proposed amendment to the Company's Certificate of Incorporation, the Board of Directors retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at current levels.

     Approval of the proposal requires approval of a majority of votes cast by holders of all outstanding shares of DRS Common Stock entitled to vote at the Meeting. An abstention with respect to this proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the result of the vote.

     In all other respects the Certificate of Incorporation will remain as previously approved and adopted.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
         STOCKHOLDERS VOTE FOR AMENDING THE CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows as of May 31, 2001, the number of shares of Common Stock beneficially owned by each director and nominee, each executive officer and by all directors, nominees and executive officers of the Company as a group.

                                 COMMON STOCK(a)
                                 ---------------
                                                                        PERCENT
                                                      SHARES           OF CLASS
                                                      ------           --------

Mark S. Newman ...............................      518,918(b)(c)(d)     4.2
Ira Albom ....................................       24,500(c)             *
Donald C. Fraser .............................       12,500(c)             *
William F. Heitmann ..........................       13,500(c)             *
Steven S. Honigman ...........................        2,500(c)             *
C. Shelton James .............................       10,600(c)             *
Mark N. Kaplan ...............................       13,500(c)             *
Stuart F. Platt ..............................       85,650(c)             *
Eric J. Rosen ................................        7,500(c)             *
Dennis J. Reimer .............................            0                *
Paul G. Casner, Jr ...........................       59,130(c)             *
Nina Laserson Dunn ...........................       64,642(c)             *
Richard A. Schneider .........................       47,510(b)(c)          *
Robert F. Mehmel(e) ..........................            0                *
All directors, nominees and executive
   officers as a group (14 persons) ..........      860,450(b)(c)(d)     6.8

----------
     * Less than 1%.

     (a) As of May 31, 2001, the Company had outstanding 12,113,920 shares of Common Stock. Unless otherwise noted, each beneficial owner had sole voting power and investment power over the shares of Common Stock indicated opposite such beneficial owner's name.

     (b) Does not include 6,532 shares of Common Stock held by the trustee of the Company's Retirement/Savings Plan. Mr. Newman and Mr. Schneider share the power to direct the voting of such shares with members of the administrative committee of such plan. Mr. Newman and Mr. Schneider disclaim beneficial ownership as to and of such shares.

     (c) Includes shares of Common Stock that might be purchased upon exercise of options that were exercisable on May 31, 2001 or within 60 days thereafter, as follows: Mr. Newman, 317,500 shares; Mr. Albom, 12,500 shares; Dr. Fraser, 12,500 shares; Mr. Heitmann, 12,500 shares; Mr. Honigman, 2,500 shares; Mr. James, 10,600 shares; Mr. Kaplan, 12,500 shares; Admiral Platt, 75,000 shares; Mr. Rosen, 7,500 shares; Mr. Casner, 42,500 shares; Ms. Dunn, 62,500 shares; Mr. Schneider, 39,000 shares; and all directors, nominees and executive officers as a group, 607,100 shares.

     (d) Includes 4,800 shares of Common Stock held by Mr. Newman as custodian for his daughter, over which Mr. Newman has sole voting and investment power, and 50,000 shares of Common Stock the receipt of which has been deferred by Mr. Newman.

     (e) Mr. Mehmel's employment with the Company commenced on January 8, 2001.

     The following table sets forth certain information, as of May 31, 2001, with respect to each person, other than directors, nominees and executive officers of the Company, which has advised the Company that it may be deemed to be the beneficial owner (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) of more than five percent of a class of voting securities of the Company. Such information has been derived from statements on Schedule 13D or 13G filed with the Securities and Exchange Commission by the person(s) listed below.

                                                      AMOUNT AND
                                                       NATURE OF
           NAME AND ADDRESS                            BENEFICIAL        PERCENT
          OF BENEFICIAL OWNER                          OWNERSHIP        OF CLASS
          -------------------                          ---------        --------

Lancer Partners, Limited Partnership ..............   1,728,900(a)        14.3
(f/k/a Lancer Partners, L.P.,
a New York limited partnership)
475 Steamboat Road
Greenwich, CT 06930

First Pacific Advisors, Inc........................   1,119,285(b)         9.2
11400 West Olympic Blvd., Suite 1200
Los Angeles, CA 90064

Palisade Capital Management, L.L.C.................     668,000(c)         5.5
One Bridge Plaza, Suite 695,
Fort Lee, NJ 07024


     (a) Consists of 1,151,350 shares of Common Stock held by Lancer Offshore, Inc. ("Lancer Offshore"), a private investment company, 549,750 shares of Common Stock held by Lancer Partners, LP ("Lancer Partners"), a private investment limited partnership, and 27,800 shares of Common Stock held by Michael Lauer. The Company has been advised that Mr. Lauer has sole voting power and sole dispositive power with respect to 27,800 shares. Mr. Lauer serves as the general partner of Lancer Partners and is the managing partner of Lancer Offshore. The Company has been advised that Mr. Lauer also has sole voting and dispositive authority over the shares held by Lancer Partners and Lancer Offshore with respect to a total of 1,701,100 shares.

     (b) The Company has been advised that First Pacific Advisors, Inc. has shared voting power with respect to 464,597 shares and shared dispositive power with respect to 1,119,285 shares.

     (c) The Company has been advised that Palisade Capital Management, L.L.C., acting as an investment advisor, has sole voting power with respect to 596,000 shares and sole dispositive power with respect to 668,000 shares.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the outstanding shares of the Company's Common Stock, to file reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock with the Securities and Exchange Commission (the "Commission") and each securities exchange on which the Company's Common Stock is traded. Such persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on the Company's review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2001 and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2001, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or holder of more than 10% of the outstanding shares of Common Stock failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2001, except General Reimer, a director of the Company, and Mr. Mehmel, an officer of the Company, who inadvertently filed their Form 3's late.

                  THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

     The Board of Directors held five meetings and approved certain matters by unanimous written consent during fiscal 2001. Each director attended at least 75% of the meetings of the Board or meetings of the committees on which the director served during the period of his service as a director. The Board has an Audit Committee, an Executive Compensation Committee and an Ethics Committee with the following areas of responsibility:

          The Audit Committee oversees and reports to the Board concerning the general policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting and internal controls. It also recommends appointment of the Company's independent auditors and maintains a direct exchange of information between the Board and the independent auditors. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Annex A to this proxy statement. The members of the Audit Committee are Messrs. Fraser, Heitmann, James and Rosen. The Audit Committee held four meetings during fiscal 2001. The report of the Audit Committee is set forth below.

          The Executive Compensation Committee establishes policies and programs that govern the compensation of the Chief Executive Officer and the other executive officers of the Company and administers the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan. The members of the Executive Compensation Committee are Messrs. Albom, Honigman, Kaplan and Admiral Platt. The Executive Compensation Committee held five meetings and approved certain matters by unanimous written consent during fiscal 2001. The report of the Executive Compensation Committee is set forth below.

          The Ethics Committee provides oversight with respect to issues involving compliance with law and the Company's ethics program. During fiscal 2001 the Ethics Committee was comprised of Mr. Newman, Ms. Dunn, Executive Vice President, General Counsel and Secretary of the Company, Mr. Honigman and General Reimer.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries do not receive directors' fees. During fiscal 2001, each director who was not an employee of the Company or one of its subsidiaries received a retainer of $25,000 for his services, plus a fee of $2,500 for each meeting of the Board attended. Such directors who also served on committees of the Board received an additional $1,250 for services rendered in connection with committee meetings attended which were not held on the same day as meetings of the full Board.

     On February 7, 1996, the Stock Option Committee adopted and the Board ratified resolutions which instituted an arrangement under the Company's 1991 Stock Option Plan by which each director who was not or has never been an employee of the Company or one of its subsidiaries (a "Non-Employee Director") as of such date would be (a) immediately granted a Non-Qualified Stock Option to purchase 5,000 shares of Common Stock of the Company and (b) on the date of each annual meeting, commencing with the annual meeting following the annual meeting at which these resolutions were approved, granted a Non-Qualified Stock Option to purchase 2,500 shares of Common Stock. The stockholders of the Company approved these resolutions on August 7, 1996. Under the Company's 1996 Omnibus Plan (the "Plan") the Non-Employee Directors described above are eligible to receive grants of options to purchase 2,500 shares of Common Stock on the dates described above. However, provisions in each of the resolutions and the Plan state that a Non-Employee Director may not be granted options to purchase more than 2,500 shares of Common Stock under the Plan or any other stock option plan of the Company during any tax year of the Company, thus avoiding any potential for overlap.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company currently is leasing a building at 138 Bauer Drive (the "LDR Building") owned by LDR Realty Co. ("LDR"), a partnership that was wholly owned, in equal amounts, by David E. Gross, a co-founder and the former President and Chief Technical Officer of the Company, and the late Leonard Newman ("Mr. L. Newman"), a co-founder and the former Chairman of the Board, Chief Executive Officer and Secretary of the Company and the father of Mr. Newman, the current Chairman of the Board, President and Chief Executive Officer of the Company. The renegotiated lease agreement at a monthly rental of $19,439 expires on June 30, 2002. The Company is required to pay all real estate taxes and is responsible for all repairs and maintenance, structural and otherwise, subject to no cumulative limits. The Company believes that this lease was consummated on terms no less favorable than those that could have been obtained by the Company from an unrelated third party in a transaction negotiated on an arm's-length basis. Following Mr. L. Newman's death in November 1998, Mrs. Ruth Newman, the wife of Mr. L. Newman and mother of Mr. Newman, succeeded to Mr. L. Newman's interest in LDR.

     Skadden, Arps, Slate, Meagher & Flom LLP, a law firm of which Mr. Kaplan is of counsel, provided legal services to the Company during its 2001 fiscal year.

     Kronish Lieb Weiner & Hellman LLP, a law firm of which Ms. Alison Newman, sister of Mr. Newman, is a partner, provided legal services to the Company during its 2001 fiscal year.

     In June 1999, the Company and Mr. Honigman entered into a consulting agreement pursuant to which Mr. Honigman agreed to provide consulting services to the Company concerning international business opportunities. Under the terms of the consulting agreement, consulting services are to be provided to the Company on an as-requested basis, for a fee of $250 per hour to a maximum of $2,000 per day plus approved travel and miscellaneous expenses. During fiscal 2001, there was no remuneration paid to Mr. Honigman under this agreement.

     Thelen Reid & Priest LLP, a law firm of which Mr. Honigman is a partner, provided legal services to the Company during its 2001 fiscal year.

     In July 1993, the Company and Dr. Fraser entered into a consulting agreement pursuant to which Dr. Fraser will provide consultation to the Company concerning defense technologies. Under the terms of the consulting agreement, as amended, consulting services are to be provided to the Company on an as-requested basis, for a fee of $1,500 per day plus approved travel and miscellaneous expenses. During fiscal 2001, there was no remuneration paid to Dr. Fraser under this agreement.

     In May 1995, the Company became a party to a loan with Mr. Newman to provide an amount equal to the exercise price of incentive stock options that had been granted to him under the Company's 1981 Incentive Stock Option Plan. The loan was evidenced by a promissory note in the principal amount of $104,100 and, effective April 1, 1998, bore interest at the applicable federal rate necessary under the Internal Revenue Code of 1986, as amended, to avoid an imputed rate of interest. One-half of the outstanding principal balance ($52,050) was forgiven during fiscal 2000. The balance of the outstanding principal and accrued interest ($60,378) was forgiven during fiscal 2001.

     During fiscal 2001, the Company paid Admiral Platt, a director of the Company, to provide consulting services to the Company in connection with new business initiatives. Such consulting services were provided to the Company on an as-requested basis, for a fee of $2,000 per day plus approved travel and miscellaneous expenses. During fiscal 2001, total remuneration paid to Admiral Platt under this arrangement approximated $45,323.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended March 31, 2001, 2000 and 1999, of those persons who were, at March 31, 2001, (i) the chief executive officer and (ii) the four most highly compensated executive officers of the Company other than the chief executive officer (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION(a)                 LONG-TERM COMPENSATION
                                -----------------------------------       -----------------------------
                                                                                          ALL OTHER
                                                                                        COMPENSATION($)
NAME AND PRINCIPAL POSITION     FISCAL YEAR  SALARY($)     BONUS($)       OPTIONS(#)      (b)(c)(d)
---------------------------     -----------  ---------     --------       ----------    ---------------
Mark S. Newman ...............      2001      555,000      505,000          90,000(e)       32,345
Chairman of the Board,              2000      475,000      415,000          90,000(e)       30,816
President & Chief                   1999      450,000      285,600(h)      450,000(f)       34,667
Executive Officer

Paul G. Casner, Jr ...........      2001      350,000      248,000          40,000(e)       20,824
Executive Vice President,           2000      300,000      175,000          30,000(e)       16,979
Chief Operating Officer             1999      250,000      125,000(h)       30,000(g)       18,634

Nina Laserson Dunn ...........      2001      280,000      169,600          30,000(e)       17,187
Executive Vice President,           2000      260,000      154,200          30,000(e)       16,266
General Counsel & ............      1999      250,000       85,000(h)       30,000(g)       16,069
Secretary

Richard A. Schneider(i) ......      2001      233,000      169,600          30,000(e)       14,069
Executive Vice President,           2000      220,000      154,200          30,000(e)        7,696
Chief Financial Officer             1999       29,615       50,000          18,750(j)          846

Robert F. Mehmel(k) ..........      2001       55,385       14,423          50,000(l)           --
Executive Vice President,
Business Operations & Strategy

     (a) The dollar value of perquisites and other personal benefits provided for the benefit of the Named Officers during the fiscal years ended March 31, 2001, 2000 and 1999, respectively, did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Officers in those periods. There were no other amounts of compensation required to be reported as "Other Annual Compensation" by Item 402 of Regulation S-K of the Securities and Exchange Commission earned by the Named Officers.

     (b) Includes the amounts of employer contributions to the Company's Retirement/Savings Plan (see "Retirement/Savings Plan") in the fiscal years ended March 31, 2001, 2000 and 1999, respectively, in the accounts of the Named Officers, as follows: Mr. Newman, $4,872, $4,250 and $4,250; Ms. Dunn, $4,872, $4,250 and $4,250; Mr. Casner, $4,872, $4,250 and $4,250; and
     Mr. Schneider, $4,872, $4,250 and $846.

     (c) Includes the fixed annual amounts, computed on a fiscal year basis, provided by the Company for the benefit of the Named Officers, to reimburse such officers for the amounts of medical and hospital expenses actually incurred by them which are not covered or paid to them under the Company's group medical and hospitalization plans during the fiscal years ended March 31, 2001, 2000 and 1999, respectively, as follows: Mr. Newman, $10,000, $10,000 and $10,000; Ms. Dunn, $7,500, $7,500 and $7,500; Mr. Casner,
     $7,500, $5,625 and $5,625; and Mr. Schneider, $7,500, $1,877 and $0.

     (d) The Company pays the cost of policies of life insurance and long-term disability insurance, in excess of the amounts furnished under the group coverage provided to all employees, for the benefit of the Named Officers. In addition, the Company pays premiums on policies maintained in connection with its Supplemental Executive Retirement Plan (see "Supplemental
     Executive Retirement Plan" below). Under certain of the life insurance policies, the Company is a beneficiary to the extent of the premiums paid. The total amounts of the premiums paid by the Company or the economic benefit to the Named Officers for such insurance policies during the fiscal years ended March 31, 2001, 2000 and 1999, respectively, were as follows:
     Mr. Newman,  $17,474,  $16,566 and $20,417;  Ms. Dunn,  $4,815,  $4,516 and
     $4,319; Mr. Casner,  $8,452,  $7,104 and $8,759; and Mr. Schneider, $1,697,
     $1,569 and $0.

     (e) Represents non-qualified stock options to purchase shares of Common Stock under the Company's 1996 Omnibus Plan. Those options, with grant dates of November 14, 2000 and November 10, 1999, respectively, become exercisable on the first four anniversaries of the dates of grant at 25% per year.

     (f) Represents non-qualified stock options to purchase 90,000 and 110,000 shares of Common Stock issued to Mr. Newman under the Company's 1996 Omnibus Plan. Those options, with a grant date of February 11, 1999, become exercisable on the first four anniversaries of the date of grant at 25% per year. Also represents options to purchase 70,000 and 180,000 shares of Common Stock issued to Mr. Newman by the Board of Directors. Those options, with a grant date of October 26, 1998, become exercisable on the first four anniversaries of the date of grant at 25% per year.

     (g) Represents non-qualified stock options to purchase shares of Common Stock under the Company's 1996 Omnibus Plan. Those options, with a grant date of October 26, 1998, become exercisable on the first four anniversaries of the date of grant at 25% per year.

     (h) A portion of the fiscal year 1999 cash bonus awards include amounts originally intended to be paid out in shares of restricted stock of the Company as follows: Mr. Newman, $37,120; Ms. Dunn, $15,720; and Mr. Casner, $21,940. Participants vest, in equal amounts, over three years and are paid their respective amounts as they become vested. In the event a Named Officer leaves the employ of the Company before the end of the vesting period, all rights to remaining unvested cash awards may be forfeited.

     (i) Mr. Schneider's employment with the Company commenced on February 19, 1999.

     (j) Represents non-qualified stock options to purchase shares of Common Stock under the Company's 1996 Omnibus Plan. Such options, granted on March 3, 1999, were exercisable as to 20% upon the date of grant and become exercisable cumulatively at 20% per year on each of the first four anniversaries of the date of grant.

     (k) Mr. Mehmel's employment with the Company commenced on January 8, 2001.

     (l) Represents non-qualified options to purchase shares of Common Stock under the Company's 1996 Omnibus Plan. Those options, with a grant date of January 8, 2001, become exercisable on the first four anniversaries of the date of grant at 25% per year.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     In November 1996, the Company entered into an agreement with Mr. Newman (the "Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Employment Agreement by Mr. Newman for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Employment Agreement or twelve (12) months, whichever is greater, plus payment of a pro-rata portion of the bonus earned for the previous fiscal year. In the event of a change in control, the severance benefit would be equal to 2.99 times Mr. Newman's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Mr. Newman. In addition, all stock options granted to Mr. Newman would immediately vest and would become exercisable during the twelve (12) month period following termination.

     In April 1997, the Company entered into an agreement with Ms. Dunn (the "Dunn Employment Agreement"), which provides for severance benefits in the event of (i) termination of her employment by the Company other than for cause, (ii) termination of the Dunn Employment Agreement by Ms. Dunn for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for the remaining term of the Dunn Employment Agreement or twenty-four (24) months, whichever is greater, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.99 times Ms. Dunn's base salary plus the bonus earned in the previous fiscal year. In either case, the Company also would be required to provide outplacement assistance to Ms. Dunn. In addition, all stock options granted to Ms. Dunn would immediately vest and would become exercisable during the twelve (12) month period following termination.

     In February 1999, the Company entered into an agreement with Mr. Schneider (the "Schneider Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause, (ii) termination of the Schneider Employment Agreement by Mr. Schneider for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Schneider's base salary plus the bonus earned in the previous fiscal year. In either case, the Company would also be required to provide outplacement assistance to Mr. Schneider. In addition, all stock options granted to Mr. Schneider would immediately vest and would become exercisable during the twelve (12) month period following termination.

     In August 2000, the Company entered into an agreement with Mr. Casner (the "Casner Employment Agreement"), which provides for severance benefits in the event of (i) termination of his employment by the Company other than for cause,
(ii) termination of the Casner Employment by Mr. Casner for good reason, as defined therein, or (iii) a change in control of the Company. Severance benefits in the event of termination include continuation of salary and certain benefits for twelve (12) months, plus payment of a pro-rata portion of the current year's bonus, which could have been paid for the year of termination. In the event of a change in control, the severance benefit would be equal to 2.0 times Mr. Casner's base salary plus the bonus earned in the previous fiscal year. In either case, the Company would also be required to provide outplacement assistance to Mr. Casner. In addition, all stock options granted to Mr. Casner would immediately vest and would become exercisable during the twelve (12) month period following termination.

RETIREMENT/SAVINGS PLAN

     The Summary Compensation Table above includes amounts deferred by the Named Officers pursuant to the Company's Retirement/Savings Plan under Section 401(k) of the Internal Revenue Code of 1986. The value of a participant's contributions to the Retirement/Savings Plan is fully vested at all times; the value of employer contributions becomes 50% vested after the employee has completed three years of service, 75% vested after completion of four years of service, and 100% vested after completion of five years of service.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     On February 1, 1996, the Company established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain key executives, which include the Chief Executive Officer and the four most highly compensated executive officers of the Company. Pursuant to the SERP, the Company will provide retirement benefits to each key executive, based on years of service and final average annual compensation, as defined therein. In addition, the Company advances premiums for life insurance policies, which provide a death benefit equal to five times the participants' salary at time of death. In the event of a change in control, as defined therein, benefits become fully vested. The SERP is non-contributory and unfunded.

MEDICAL REIMBURSEMENT PLAN

     At the beginning of each calendar year, the Company accrues fixed annual amounts for the benefit of certain officers to be paid as needed to reimburse such officers for the amounts of medical and hospital expenses actually incurred by such officers which are not covered under the Company's group medical and hospitalization plans. The amount accrued for the benefit of each such officer is included in such officer's compensation for tax purposes regardless of whether such accrued amount is actually paid to him or her. The excess of the amount accrued over the amounts paid is used to offset the administrative expenses payable by the Company to the medical insurance carrier.

                                  STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Officers during the Company's last fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                                -----------------                   POTENTIAL REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL RATES
                              NUMBER OF   % OF TOTAL                                 OF STOCK PRICE APPRECIATION
                             SECURITIES     OPTIONS                                     FOR OPTION TERM ($)
                             UNDERLYING    GRANTED TO    EXERCISE                   ----------------------------
                              OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION
      NAME                    GRANTED(#)   FISCAL 2001    ($/SH)       DATE            5%(a)         10%(a)
      ----                    ----------   -----------    ------    ----------         -----         ------

Mark S. Newman                90,000(b)       17.73%      $13.50     11/13/10      $1,092,492      $2,459,296

Paul G. Casner, Jr            40,000(b)        7.88%      $13.50     11/13/10      $  485,552      $1,093,020

Nina Laserson Dunn            30,000(b)        5.91%      $13.50     11/13/10      $  364,164      $  819,765

Richard A. Schneider          30,000(b)        5.91%      $13.50     11/13/10      $  364,164      $  819,765

Robert F. Mehmel              50,000(c)        9.85%      $13.50     1/07/11       $  606,940      $1,366,275


(a) The amounts shown under these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

(b) The options granted were for shares of the Company's Common Stock under the Company's 1996 Omnibus Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable on the first four anniversaries of the date of grant at 25% per year. The grant date of the options is November 14, 2000.

(c) The options granted were for shares of the Company's Common Stock under the Company's 1996 Omnibus Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The options become exercisable on the first four anniversaries of the date of grant at 25% per year. The grant date of the options is January 8, 2001.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the aggregate stock options exercised by the Named Officers during fiscal 2001 as well as the unexercised options to purchase the Company's Common Stock granted through March 31, 2001 under the Company's 1991 Stock Option Plan and the 1996 Omnibus Plan to the Named Officers and held by them at that date.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF              VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                                                     MARCH 31, 2001            MARCH 31, 2001($)(a)
                                                                     --------------            --------------------
                             SHARES
                           ACQUIRED ON       VALUE
    NAME                   EXERCISE (#)    REALIZED($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    ----                   ------------    -----------      -----------   -------------   -----------   -------------
Mark S. Newman                    --              --         317,500         382,500      $1,981,669      $2,180,081

Paul G. Casner, Jr                --              --          42,500          77,500      $  292,856      $  404,694

Nina Laserson Dunn            10,000      $   93,400          52,500          72,500      $  494,471      $  439,704

Richard A. Schneider          11,000      $   78,104          39,000          60,000      $  269,829      $  312,994

Robert F. Mehmel                  --              --              --          50,000              --      $  112,000

(a) Based on the difference between the exercise price of each grant and the closing price on the American Stock Exchange-Composite Transactions of the Company's Common Stock on March 31, 2001, which was $15.74.

      EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Executive Compensation Committee during fiscal year 2001 were Messrs. Albom, Honigman, Kaplan and Admiral Platt. None of the foregoing individuals is an employee of the Company. Skadden, Arps, Slate, Meagher & Flom LLP, a law firm of which Mr. Kaplan is of counsel, provided legal services to the Company during its 2001 fiscal year. Thelen Reid & Preist LLP, a law firm of which Mr. Honigman is a partner, provided legal services to the Company during its 2001 fiscal year. Admiral Platt, a former employee of the Company, provided consulting services to the Company during its 2001 fiscal year. Although Mr. Newman made recommendations to the Committee with regard to the compensation of the other executive officers, including the other Named Officers, he did not participate in the Committee's deliberations with respect to his own compensation.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     During fiscal 2001, the Executive Compensation Committee established the compensation of the Chief Executive Officer and other Named Officers of the Company. The bonus awards of the Chief Executive Officer and other Named Officers in respect of the 2001 fiscal year were determined at a meeting of the Executive Compensation Committee as constituted on May 21, 2001. See "The Board of Directors and Certain Committees."

     The Company's executive compensation program is intended to attract, retain and motivate key executives critical to the Company's profitability, growth and return to stockholders. The goal of the Executive Compensation Committee is to develop compensation policies and practices that encourage and reward executive efforts to create stockholder value through achievement of corporate objectives, business strategies and performance goals. This is accomplished by providing for compensation opportunities that are comparable to those offered by similar companies, rewarding long-term strategic management and the enhancement of stockholder value and creating a performance-oriented environment.

     Compensation packages consist of cash, certain benefits and equity-based compensation. The Company's compensation packages provide competitive base salaries which reflect individual performance and level of responsibility and are comparable to compensation paid by companies of similar size in the Company's industry. Annual bonuses, when given, are linked to the financial performance of the Company and its subsidiaries as a whole, job performance and the meeting of the individual's specified goals. The other components of the Company's compensation packages focus on performance, rewarding profitability and growth in stockholder value and delivering competitive levels of compensation.

     The Executive Compensation Committee consulted with Lyons, Benenson and Company, Inc., an independent outside consulting firm, to assist in the design, assessment and implementation of the compensation program. With this guidance, the Executive Compensation Committee reviewed changes in the Company's and its business units' overall financial results over time, as well as similar data for comparable companies to the extent available. Mark S. Newman, the Chief Executive Officer, presented to the Committee his assessment of executives, their accomplishments, and individual and corporate performance.

     Mr. Newman's compensation was based on the policies described above. The Executive Compensation Committee considered the compensation provided to chief executive officers and other members of senior management of comparable companies as well as Mr. Newman's strategic, financial and leadership skills. Mr. Newman's bonus award for fiscal 2001 was computed on the basis of a formula that applied a weighted performance factor to a target award established for his salary level. The weighted performance factor was derived as a result of Mr. Newman's achievement of certain individual and Company performance targets including, but not limited to, the achievement of a certain level of revenues, operating income, bookings and return on invested capital for fiscal 2001.

     Bonus awards for the other Named Officers were computed by the Executive Compensation Committee on a basis similar to that used for the Chief Executive Officer using specific target awards that had been established for each individual's salary level.

     The Company's 1996 Omnibus Plan is designed to give the Executive Compensation Committee (functioning as the Stock Option Committee under the 1996 Omnibus Plan) the flexibility to make annual incentive awards that are comparable to those found in the marketplace in which the Company competes for executive talent. Such awards are integral components of the Company's compensation packages. The 1996 Omnibus Plan permits the payment of certain incentive awards that are intended to qualify as deductible, performance-based compensation under Section 162(m) of the Internal Revenue Code.

     The Board may, at its discretion, grant equity-based compensation awards, subject to certain regulatory restrictions.

         Mark N. Kaplan, Chairman
         Ira Albom
         Steven S. Honigman
         Stuart F. Platt

                          REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter, which was approved in its current form by the Board of Directors on May 18, 2000, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee also recommends to the Board the selection of independent auditors. A copy of the Audit Committee charter is attached to this proxy as Annex A as required by the rules of the Securities and Exchange Commission.

     The Audit Committee consists of four independent members (as independence is defined by the rules of the American Stock Exchange).

     Management is responsible for the Company's internal controls and financial reporting process. The external auditors are responsible for performing an independent examination of the Company's annual consolidated financial statements in accordance with generally accepted auditing standards, and for issuing a report thereon.

     In performing its oversight function, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended March 31, 2001 with management and the independent auditors. The Audit Committee also discussed with DRS' independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed with the auditors any relationships that may have an impact on their objectivity and independence and considered the compatibility of non-audit services with the auditors' independence, and satisfied itself as to the auditors' independence.

     Based on the above-mentioned review and discussions with management and the independent auditors, and subject to the limitation on the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in DRS' Annual Report on Form 10-K for the fiscal year ended March 31, 2001 to be filed with the Securities and Exchange Commission.

The Audit Committee:
William F. Heitmann (Chairman)
Donald C. Fraser
C. Shelton James
Eric J. Rosen

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the total return of the AMEX Market Index and a peer group index consisting of companies comprising the Standard Industrial Classification (SIC) Codes 3812, Search and Navigation Equipment, and 3827, Optical Instruments and Lenses. A listing of the companies included in these SIC Codes is available through publications, such as the Standard Industrial Classification Manual, and computer databases, such as Dialog Information Systems. Prior to the start of the Company's 1997 fiscal year, the Company had two classes of common stock:
Class A Common Stock and Class B Common Stock. At the start of the Company's 1997 fiscal year, the Class A Common Stock and the Class B Common Stock were reclassified into a single class of stock, the Common Stock. The information in the line graph for the cumulative total stockholder return on the Company's Common Stock for fiscal years prior to the 1997 fiscal year represents the weighted average of the cumulative total stockholder returns for both the Class A Common Stock and the Class B Common Stock for those fiscal years.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
               AMONG DRS TECHNOLOGIES, INC. ("DRS") COMMON STOCK,
                     AMEX MARKET INDEX AND PEER GROUP INDEX

  [THE FOLLOWING TABLE WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]


                             1996     1997     1998     1999     2000     2001
                             ----     ----     ----     ----     ----     ----

DRS Common Stock ..........   100    133.86   233.99   235.84   292.96   464.00
AMEX Market Index .........   100    101.00   133.25   166.36   235.25   198.46
Peer Group ................   100     94.71   132.38   178.65    94.97   120.32

* Assumes that the value of the investment in DRS Common Stock and each index was $100 on April 1, 1996 and that dividends, if any, were reinvested.

                             STOCKHOLDERS' PROPOSALS

     Any stockholder who desires to submit a proposal for inclusion in the Company's proxy materials for the 2002 Annual Meeting of Stockholders must comply with the requirements concerning both the eligibility of the proponent and the form and substance of the proposal established by applicable law and regulations. The Company must receive such proposal at its offices at 5 Sylvan Way, Parsippany, New Jersey 07054 no later than the close of business on March 8, 2002, or the date that is 120 calendar days prior to the anniversary of the mailing date of this proxy.

     The Advance Notice Provisions of the By-Laws provide that stockholders are required to give advance notice to the Company of (i) any stockholder-proposed director nomination or (ii) any business to be introduced by a stockholder at any annual meeting. The Advance Notice Provisions provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as director or directors at an annual meeting only if written notice of such stockholder's intent has been given to the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the stockholder's written notice of such intent must be given within 10 days before or after such anniversary date. In the case of a special meeting of stockholders called for the purpose of electing directors, to be timely, a stockholder's notice must be delivered to or mailed and received not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made by the Company, whichever first occurs. The Chairman of the meeting may determine that the nomination of any person was not made in compliance with the Advance Notice Provisions.

     The Advance Notice Provisions further provide that, for business to be properly introduced by a stockholder of the Company when such business is not specified in the notice of meeting or brought by or at the direction of the Board, the stockholder must have given notice not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of the stockholders. In the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be given 10 days before or after such anniversary date. The Chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto.

                              SOLICITATION EXPENSES

     The Company will pay the costs of this solicitation. Proxies will be solicited principally by mail, but officers and employees of the Company may make some telephone, telegraph or personal solicitations of stockholders. Officers or employees of the Company who make or assist in such solicitations will receive no compensation for doing so other than their regular salaries, but may be reimbursed for out-of pocket expenses in connection with the solicitation. The Company will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy soliciting materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.

                                     GENERAL

UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2001 AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO PATRICIA WILLIAMSON, VICE PRESIDENT, CORPORATE COMMUNICATIONS, DRS TECHNOLOGIES, INC., 5 SYLVAN WAY,
PARSIPPANY, NEW JERSEY 07054. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                             By Order of the Board of Directors,

                                             /s/ NINA LASERSON DUNN

                                             NINA LASERSON DUNN
                                             Secretary

Dated: June 27, 2001

                                     ANNEX A

                         Charter of the Audit Committee
               of the Board of Directors of DRS Technologies, Inc.
                     As Adopted by the Board on May 17, 2000

I.   DRS Technologies, Inc.'s Audit Committee Purpose

     The DRS Technologies, Inc.'s Audit Committee is appointed by the DRS Technologies, Inc. Board of Directors to assist the Board in fulfilling its oversight responsibilities. The DRS Technologies, Inc.'s Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Company's independent auditors.

     o Provide an avenue of communication among the independent auditors, management, and the DRS Technologies, Inc., Board of Directors.

     The DRS Technologies, Inc.'s Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The DRS Technologies, Inc.'s Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  DRS Technologies, Inc.'s Audit Committee Composition and Meetings

     DRS Technologies, Inc.'s Audit Committee members shall meet the requirements of the American Stock Exchange. The DRS Technologies, Inc.'s Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     DRS Technologies, Inc.'s Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The DRS Technologies, Inc.'s Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Committee, or at least its Chair, should communicate with management and the independent auditors' quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. DRS Technologies, Inc.'s Audit Committee Responsibilities and Duties

     Review Procedures

     1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the DRS Technologies, Inc. Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and the company's quarterly financial statements prior to filing. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9).

     Independent Auditors

     5. The independent auditors are ultimately accountable to the DRS Technologies, Inc.'s Audit Committee and the DRS Technologies, Inc., Board of Directors. The DRS Technologies, Inc.'s Audit Committee shall review the independence and performance of the auditors and annually recommend to the DRS Technologies, Inc. Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Review at least annually all compensation paid or to be paid to the independent auditors.

     7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     8.   Review  the   independent   auditor's  audit  plan  -  discuss  scope,
          locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to DRS Technologies, Inc.'s Audit Committee in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Legal Compliance

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     12. Review all reports concerning any significant fraud or regulatory non-compliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of similar events in the future.

     Other DRS Technologies, Inc.'s Audit Committee Responsibilities

     13.  Annually   prepare  a  report  to  shareholders  as  required  by  the
          Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     14. Perform any other activities consistent with this Charter, the Company's by-laws, and governing laws, as the Committee or the Board deems necessary or appropriate.

     15. Maintain minutes of meetings and periodically report to the DRS Technologies, Inc. Board of Directors on significant results of the foregoing activities.

     Other Optional Charter Disclosures

     16. Periodically perform self-assessment of DRS Technologies, Inc.'s Audit Committee performance.

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Ethics.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the New Jersey law which shall continue to set the legal standard for the conduct of the members of the Committee.

 DRS TECHNOLOGIES, INC.

               Proxy Solicited on Behalf of the Board of Directors
        For the Annual Meeting of Stockholders to Be Held August 8, 2001

The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the annual meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on August 8, 2001, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting. Such proxies are instructed to vote as directed below with respect to the matters listed hereon and in their discretion on all other matters coming before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. To approve the election of all director nominees listed below:

[ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to
    (except as marked to the                 vote for all nominees
         contrary below)                       listed below


(INSTRUCTION: To withhold authority to vote for any of the nominees, strike a line through the nominee's name below.)

Nominees: Stuart F. Platt, William F. Heitmann, Eric J. Rosen, C. Shelton James

2. To approve the Auditor Ratification.

                [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. To approve the proposal to amend the Company's Certificate of Incorporation.

                [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


(continued on reverse side)
--------------------------------------------------------------------------------
                                                   (continued from reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1,2 and 3.

                                      Date: ____________________________________


                                                        Signature

                                              Signature of joint holder, if any

                                        Please sign as your name  appears on the
                                        left.     Executors,     administrators,
                                        trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

              PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.